UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2004

ST. JUDE MEDICAL, INC.
(Exact name of registrant as specified in its chapter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
One Lillehei Plaza, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

The Company was sued by Guidant Corporation in federal district court in Delaware on February 2, 2004, alleging that the Company’s Atlas HF, Epic HF, and Frontier CRM products infringe U.S. patent no. RE38,119 E (the ‘119 patent). The complaint alleges that the ‘119 patent is also the subject of a lawsuit between Guidant and Medtronic in the same court. The Company intends to vigorously defend the lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: February 2, 2004	By: /s/ Kevin T. O’Malley Kevin T. O’Malley Vice President and General Counsel